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                            HORIZON PHARMACIES, INC.
                          FORMS STRATEGIC ALLIANCE WITH
                                eGROCERY.COM-TM-

         DENISON, TX., April 13, 2000/PRNewswire/--HORIZON Pharmacies, Inc. (AMEX: HZP) today announced that it has formed a strategic alliance with eGrocery.com-TM-, Inc. (www.egrocery.com). HORIZON will make an equity investment of $200,000 in eGrocery.com-TM- and will be issued shares of eGrocery.com-TM- common stock. Both parties will also receive warrants to purchase common stock in each other's respective companies.

         Any customer using one the approximately 1,000 Internet-based grocery stores affiliated with or owned or maintained by eGrocery.com-TM- (the "EG Web Sites") will have access to HorizonScripts.com (www.horizonscripts.com) by links to its web site or banner advertisements promoting its web site. Additionally, HorizonScripts.com will be the exclusive fulfillment center of all online prescriptions and home medical equipment for customers shopping on any EG Web Site except for those web sites operated by grocery store companies with pre-existing retail pharmaceutical operations.

         eGrocery.com-TM- is a leading Internet solutions for the grocery and supermarket industry and features a complete and affordable online shopping program that grocery retailers can offer to their customers. The Grocery Shopping Network-TM- ("GSN") Website Program is a retail grocery store website program. GSN offers software and e-commerce solutions that allow supermarkets to implement full-service consumer home shopping programs which include web site development and hosting, online shopping, and internet marketing services for the grocery industry. GSN currently has active web sites for approximately 1,000 grocery stores with approximately 20 million online customers per month. GSN, a business unit of Hometown Information, Inc., recently launched eGrocery.com-TM-. Designed to increase profits for grocery businesses, eGrocery.com-TM- is one of the easiest to use and most competitive Virtual Supermarket products on the Internet today. eGrocery.com-TM- has generated interest from grocery stores that do not currently offer in-house prescription services to its customers to install the online-services of HorizonScripts.com for prescription drugs and health care needs.

         Rick McCord, President and CEO of HORIZON, states, "The strategic alliance with eGrocery.com will intensify our move into the e-commerce market. Entry into the fast-growing grocery store virtual market will accelerate our opportunity to increase our current customer base through our Virtual Internet Pharmassist concept in combination with the newly designed Virtual Internet Pharmassist kiosk."

         McCord continues, "The two companies working together creates a powerful symbiotic relationship to increase our customer and prescription base into 2000 and beyond. eGrocery.com-TM- has many opportunities to increase the number of their approximately 1,000 active web sites which will broaden the exposure of HORIZON name beyond our current customer base of 1 million people and our 2.5 million prescriptions annually."

         Currently, HORIZON owns and operates one Internet pharmacy
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(www.horizonscripts.com), two mail order pharmacies, and 51 retail pharmacies in
17 states, 15 home medical equipment locations, five closed-door institutional pharmacies, five intravenous (IV) operations, and one home healthcare agency.

         HORIZON Pharmacies, Inc. acquires, consolidates and operates high volume, free-standing full-service retail pharmacies primarily located in communities that have populations of fewer than 50,000 people, and it operates an Internet pharmacy. HORIZON believes that its success is primarily due to its philosophy of retaining the individual, time-proven customer service characteristics of the stores it acquires, while enabling such stores to offer complete and competitively priced inventories to their small town customers through enhanced technology, greater purchasing power, increased advertising and management of such stores as a chain.

         THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS CONCERNING THE FUTURE PERFORMANCE OF HORIZON PHARMACIES, INC., WHICH ARE SUBJECT TO A NUMBER OF FACTORS OVER WHICH IT HAS NO CONTROL. FORWARD-LOOKING INFORMATION INCLUDES STATEMENTS CONCERNING PHARMACY SALES TRENDS, ONLINE PHARMACY SALES TRENDS, PRESCRIPTION MARGINS, NUMBER OF NEW STORE OPENINGS, THE LEVEL OF CAPITAL EXPENDITURES AND ITS SUCCESS IN ADDRESSING ANY REMAINING YEAR 2000 ISSUES; AS WELL AS THOSE THAT INCLUDE OR ARE PRECEDED BY THE WORDS "EXPECTS," "ESTIMATES," "BELIEVES," OR SIMILAR LANGUAGE. FOR A MORE COMPLETE DISCUSSION OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN HORIZON AND FOR ADDITIONAL INFORMATION PLEASE REFER TO THE REPORTS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

         SOURCE:  HORIZON Pharmacies, Inc.
         CONTACT: Rick McCord of HORIZON Pharmacies, Inc. at
         903-465-2397/FAX903-465-6769.
         For more information, visit its web site at www.horizonrx.com and at www.horizonscripts.com.

(HZP)